Management’s Response to Shareholders in Connection with the Edward

Schneider Article of June 21, 2012

Mr. Schneider’s article is printed in its entirety in red text below, with our (30) comments inserted after each of his incorrect or misleading statements.

Abakan  (ABKI.PK)  is  a  publicly-quoted,  development-stage  company  with  the  usual  going concern warnings in its SEC filings.

1)   The  reference  to  “the  usual  going  concern  warnings”  is  in  fact  an  incorrect  inference  to  what  is actually  a  “going  concern”  assumption  that  is  commonly  used  by  auditors  of  development  stage companies  which  encourages  the  readers  of  financial  statements  to  assume,  along  with  the  auditors,

that  the  company  will  continue  on  long  enough  to  carry  out  its  objectives  and  commitments.  The inference  of going concern assumptions further place the reader on notice that the development stage company  will  most  likely  need  to  realize  additional  funding  outside  of  existing  operations.  The practice of  including a  “going concern”  is certainly a  good idea  and should  be  understood within the

context   of   investing   in   development   stage   companies   rather   than   as   a   harbinger   of   certain

misfortune.

Companies  like  Abakan  should  really  be  private.  Public-investor  quarterly time  horizons  do  not match the several years it will take for Abakan to develop into a substantial revenue-generating company.

2)   The  statement  that  “Public  investor  quarterly  time  horizons  do  not  match  the  several  years  it  will take  for  Abakan  to  develop  into  a  substantial  revenue  generating  company  ”  is  written  for  the investor  who  buys  shares  in  companies  that  report  earnings  each  quarter,  not  for  the  investor  who buys  shares  in  development  stage  companies.  The inference  being that  since  Abakan  does  not  report quarterly earning that  it  should  not  be  public  flies  in  the  face  of  the  thousands of  development  stage public companies that populate capital markets.

In my opinion, Abakan is unlikely to ever generate substantial revenues or profits

3)   Mr.  Schneider  has  the  right  to  voice  his  opinion  as  to  whether  Abakan  will  ever  generate  substantial revenues  or  profits.  However,  to  attribute  any  value  to  this  statement  one  should  first  look  to similarly  publically  traded  comparisons  or  case  studies  for  reference.  Mr.  Schneider  makes  no attempt to substantiate his opinion.

Thus,  management  has  to  revert  to  news  hype  and  promotional  marketing  focused  on  less sophisticated  retail  investors  to  create  stock  price  support,  as  there  are  no  real  revenues  or earnings to boost the shares.

4)   Abakan  issues,  on  average,  one  news  release  a  month  to  appraise  those  interested  in  the  company’s progress  and  current  developments.  The  releases are  vetted  for  promotional  hype  and  scrutinized  for factual  content.  The  assumption  that  retail  investors  are  less  sophisticated  than  their  institutional peers  is  unsubstantiated  and  of  no  bearing  in  the  composition  of  Abakan’s  news  releases.  The  value proposition  that  is  Abakan  today  is  measured  by  the  market  in  the  context  of  being  a  development stage  company.  The  suggestion  that  Abakan’s  share  price  should  entirely  depend  on  revenue  or earnings for support does not characterize a development stage company.

On  a  fundamental  basis,  ABKI  is  grossly  overvalued  with  EV/commercial  revenues  of  3810x

($181M/$47.5K),  and  EV/company-defined  revenues  (of  which  the  majority  are  non-recurring income  and  grants)  of  81x.  Based  on  SEC  filings,  LTM  negative  EBITDA  was  -$2.8M,  with  a net loss of -$1.7M

5)   Any  determination  as  to  valuation  must  be  considered  within  the  context  of  Abakan  being  a technology  company  in  the  development  stage  for  which  net  losses  are  the  norm  rather  than  the exception.  Commercial success  can  only follow investment. Whether the current market  valuation  is incorrect is yet to be determined.

The company is also carrying $4M in net debt that it cannot currently support

6)   Abakan  has  $2.7  million  of  convertible  debt  outstanding  with  a  5%  interest  rate,  that  is  due  to  be repaid  in  full  or  converted  into  common  shares  in  April  and  July  of  2013.  Since  the  notes  are convertible  (as  disclosed)  at  $1.00  per  share  Abakan  expects  that  convertible  debt  holders  will convert the notes and interest. Abakan has no other debt that requires monthly or quarterly interest or principal payments.

Abakan   is   a   holding   company   that   is   seeking   investments   in   advanced   metal   coatings

companies.  Thus  far,  it  has  acquired  a  51%  interest  in  a  metal-cladding  company  MesoCoat,

and  a  41%  stake  in  the  parent  materials  company  -  Powdermet.  But  a  closer  look  at  both  of these  subsidiaries  shows  that  most  of  the  key  intellectual  property and  knowhow  was  licensed

from   third   parties   such   as   Mattson   Technologies   and   UT-Battelle,   as   opposed   to   being

internally developed for sustainable long-term value.

7)   MesoCoat  certainly  values  its  relationships  with  Mattson  Technologies  and  UT-Battelle  whose respective  technologies  are  integral  to  its  product  development.  However,  any  assertion  that  these

third   party   contributions   comprise   the   majority   of   MesoCoat’s   valuable   intellectual   property

portfolio and that MesoCoat has failed to develop its own technology for sustainable long-term value are incorrect. MesoCoat currently has:

a.    7 issued patents

b.   2 licensed patents

c.    4 pending patents assigned to the company

i.   not including divisional and country filings which would add over 50 patents pending

d.   Mutually  exclusive  supplier  relationship  with  Rapid  Thermal  Processing  equipment  from

Mattson Inc., in non-semiconductor market segment

e.    Exclusive License to use the lamp technology from UT-Battelle.

MesoCoat  has  also  filed  and  is  prosecuting  multiple  patents  worldwide  on  refinements,  equipment,

and   combinations   of   materials   science   and   CermaClad™   fusion   cladding   technology,   and

applications  of  the  technology.  The  advantages  that  come  with  being  the  first  mover  in  this  field

include   the   opportunity   to   form   large   corporate   alliances/partnerships   and   securing   key   early

adopters   and   value   chain   partners.   MesoCoat’s   short-term   leap   forward   based   on   its   own

achievements is a recipe for sustainable long-term value.

Abakan's  web  site  (see  here)  and  promotional  materials  make  several  broad  claims  such  as tests  on  CermaClad  CRA  products  have  confirmed  six  times  better  corrosion  protection.  But this and other claims lack  any frame of reference and/or basis of comparison.

8)    Abakan  is  prepared  to  direct those  interested  in  technical  details  to trade industry articles,  including articles  in  advanced  materials  and  processes,  metal  finishing  and  National  Association  of  Corrosion

Engineers  (“NACE”)  all  of  which  support  those  assertions  made  on  its  website.  References  to

MesoCoat’s  accomplishments  may also  be  found  in  connection  to  peer  and  industry  awards  such  as multiple  R&D100  awards  (Oscars  of  Innovation),  independent  published  research  by  Lux  research,

Frost  and  Sullivan,  Forbes,  NorTec,  NIST,  US  Army,  etc.  along  with  other  highly  competitive awards from major federal research agencies such as the  EPA,  the National Science Foundation, and the Department of Energy.

Furthermore,  Abakan  does  not  provide  any  product  specifications  for  either  metal  cladding  or metallic composite materials.

9)   MesoCoat  does  in  fact  provide  a  sufficient  basis  for  metal  cladding  specifications  in  reference  to published  data  on  CermaClad™  which  states  that  the  product  meets  or  exceeds  the  requirements  of

API  (American  Petroleum  Institute)  standard  5LD  for  clad  pipe.   Test  specifications  are  to  ASTM

standards  and  were  carried  out  by  independent,  certified  labs  such  as  Det  Norske  Veritas  (“DNV”)

and   University   of   Dayton   Research   Institute   (“UDRI”)   (runs   the   air   force   mechanical   test

laboratories).   Specific  property  data  is  cited  in  multiple  articles  and  releases,  such  as  data  that  was presented  and  approved  for  release  at  the  American  Society  of  Mechanical  Engineers  (“ASME”)

International   offshore   pipeline   meeting   last   October.   MesoCoat’s   market   entry   strategy   for

introduction   of   CermaClad™  technology  has   been   to   qualify  its   products   to  existing  industry

standards, to be followed by developing and setting new industry standards.

On  the  other  hand,  Nanosteel,  a  private,  venture-backed  peer,  succinctly  states  its  product specs (see here).

10) Mr.  Schneider’s  reference  to  Nanosteel  cites  internal  quality  standards  and  guidelines,  rather  than industry-accepted  standards  and  certifications  of  quality  such  as  API  5LD  or  DNV  F101,  which  are the specifications CermaClad™’s Corrosion Resistant Alloy’s have already met.

In  addition,  Abakan's  web-site  home-page  states  a  dubious  $150B  metal  protection  and  life extension market opportunity.

11) Abakan’s subsidiaries, MesoCoat and Powdermet intend to capture some portion of the $150B metal production  and  life  extension  market  opportunity.  The  estimated  market  size  for  the  products  to  be offered by Abakan is supported by third party estimates as provided below.

MesoCoat

The  global  paints  &  coatings  market  shrank  by 5.8%  in  2009  to  reach  a  value  of  $91.7  billion.  In  2014,

the  global  paints  &  coatings  market  is  forecast  to  have  a  value  of  $105.8  billion,  an  increase  of  15.4%

since 2009.

**Source: Research and Markets: Paints & Coatings: Global Industry Guide

The  global  IMFT  market  is  estimated  to  reach  about  $21.1  billion  in  2005  and  is  expected  to  rise  at  an average annual growth rate (AAGR) of 7.4%, to more than $30 billion in 2010

**Source: BCC Inc., GB-325 ─ Inorganic Metal Finishing Technologies, December 2007

The Global Thermal Spray Industry was estimated to be around $7.6 Billion in 2006

**Source:   International   Thermal   Spray   Association   (ITSA)   Presentation,   Marc   Froning,   Past

Chairman, ITSA

Metal Coating, Engraving, Plating, Polishing & Treating in the US was a $12.6 billion industry in 2008

**Source:  IBIS  World  Industry  Report;  Metal  Coating,  Engraving, Plating, Polishing  & Treating  in  the

US: 33281; May 29, 2009

BASED  ON  ALL  THE  ABOVE  REPORTS,  ESTIMATED  FUTURE  PROJECTIONS,  AND  BEST

ASSUMPTIONS;   THE   ESTIMATED   MARKET   SIZE   FOR   METAL  COATINGS   AND   METAL

CLADDING IN 2011 WAS $32 BILLION GLOBALLY.

Powdermet

Markets for advanced composites to reach $25.8 billion in 2020

**Source: Carbon Fiber and Beyond: The $26 Billion World of Advanced Composites; September 2011

Aluminum manufacturing in the US is a $37 billion industry in 2012

**Source: IBIS World, Aluminum Manufacturing in the US: Market Research Report; March 2012

Iron & Steel manufacturing in the US is a $117 billion industry in 2012

**Source: IBIS World, Iron & Steel Manufacturing in the US: Market Research Report; April 2012

Tank and Armored Vehicle Manufacturing industry will increase to $5.7 billion by end of 2010

**Source:  IBIS  World  Industry  Report  33699b,  Tank  and  Armored  Vehicle  Manufacturing  in  the  US

September 2012

Metal Pipe & Tube Manufacturing in the US was $8.1 billion industry in 2010

**Source: IBIS World Industry Report 33121, Metal Pipe & Tube manufacturing; December 2010

BASED  ON  ALL  THE  ABOVE  REPORTS,  ESTIMATED  FUTURE  PROJECTIONS,  AND  BEST

ASSUMPTIONS;  THE  ESTIMATED  MARKET  SIZE  FOR  METAL  MATRIX  COMPOSITES  AND

OTHER  COMPOSITES  THAT  WOULD  REPLACE  STEEL,  ALUMINUM,  AND  MAGNESIUM  IN

MULTIPLE APPLICATIONS IS EXPECTED TO BE $100+ BILLION GLOBALLY.

Questionable  claims  are  not  only  limited  to  product,  but  also  to  management's  capabilities.

CEO  and  Director,  Robert  Miller,  states  in  his  bio  that  he  was  the  founder  and  director  of

Nanovation  Technologies  Inc.,  a  developer  of  fiber-optic  products  which  realized  a  market

capitalization   of   over   $500   million.   Robert   Miller   was   in   fact   an   early   investor,   not   an

operator/founder, of Nanovation;

12) Miller   was   the   founder   of   Nanovation.   Nanovation   was   formed   as   a   subsidiary   of   Stamford

International  and  Miller  was  the  founder,  President  and  largest  shareholder  of  Stamford.  Miller decided to form Nanovation, there were no other cofounders nor even potential cofounders.

And  according  to  several  sources  such  as  (see  here)  -  Robert  Miller,  and  his  Stamford

International  investment  vehicle,  contributed  to  the  destruction  of  the  $500M  in  Nanovation value that he claims to have created.

13) Nanovation  had  a  $50  million  relatively  short  term  loan  outstanding  when  the  technology  bubble burst  in  2000,  in  the  ensuing  18  months  when  the  NASDAQ  dropped  from  over  5,000  to  1,500  no one  could  finance  a  technology  deal  let  alone  pay  back  a  $50  million  loan  so  Nanovation  was liquidated.

(I  will  not  even  touch  Crystallex,  a  Venezuelan  gold  mine  where  Mr.  Miller  was  a  Director  and

Chairman).

14) Miller  built  Crystallex,  negotiated  and  bought  the  $10  million  property  in  1993,  built  a  $4  million successful production facility and when Hugo Chavez took over Venezuela in late 1990’s Miller sold his controlling position to a U.S. buyer.

Robert Miller's stock  promoter background,

15) Miller was a partner and significant producer at a mid-sized Canadian brokerage house in the 1980’s from  there  he  went  on  to  be  on  the  executive  management  or  an  independent  director  of  many companies.  Miller  has  never  assumed  the  position  of  promoter  in  any  public  company,  nor  has anyone  ever  suggested  this  in  the  24  years  that  Miller  has  been  acting  as  an  executive  officer.  It  is reasonable to suggest though that in his position as CEO of at least 6 public companies that the CEO is  often  described  as  the  “Salesman”  of  the  company in  that  with  a  development  stage  company the

CEO usually assumes several roles.

Abakan's offshore BVI subsidiary,

16) Abakan  projects  that  80%  of  its  sales  will  be  made  offshore.  As  stated  in  Abakan’s  SEC  filings

Abakan  currently  has  one  wholly  owned  subsidiary  in  the  Cayman  Islands  and  intends  to  have another  subsidiary  within  a  few  months  in  Brazil.  Other  offshore  subsidiaries  will  certainly  follow over  the  next  3  years.  Since  the  vast  majority of  our anticipated  sales  will  be  offshore  so  will  be  our operations.

and  a  small  Abakan  loan  payable  to  a  company controlled  by  Robert  Miller's  wife  raises  some more red flags

17) Any  suggestion  that  Miller’s  wife  lending  $2,500  to  Abakan  should  be  a  cause  for  concern  is misplaced.

Management  states  that  Abakan  has  two  competitive  technology  advantages  that  support  its performance  claims.  First,  the  use  of  nanotechnology  -  noting  that  small  amounts  of  nano-

additives  and  related  structural  controls,  lead  to  exponential  performance  improvements.  But

many   companies   use   nanotechnology   today   including   the   many   competitors   of   Abakan;

whether  it's  Instagran's  nanocrystalline  "Nanovate"  metals  (see  here)  or  Nanosteel's  patented

nano-alloys   used   for   thermal   spraying   (see   here),   both   assert   the   same   microstructural

advantages claimed by Abakan

18) Mr.  Schneider’s  article  cites  several  other  emerging  companies  that  also  base  their  performance  on nanotechnology.  Rather  than  being  a  concern  (these  are  venture-backed  start-ups  at  the  same  or

similar   stage   as   Abakan),   this   reaffirms   that   the  technology  is   indeed   valid.   For   a   disruptive

technology  in  multibillion-dollar  markets,  one  would  expect  numerous  competitors  in  an  emerging field  taking  advantage  of  such  a  revolutionary  and  disruptive  capability  as  nanotechnology  (and  it would  be  concerning  if  there  were  not  emerging  competitors).  Note  that  worldwide  investment  in nanotechnology  has  been  over  $40B,  and  the  leading  experts  all  agree  that  it  represents  a  major

technology  shift  for  the  coming  decades.   Those  companies  who  figure  out  how  to  extract  practical value from nanotechnology and are able to capitalize on this technology early will come to dominate the  field.  Integran’s  and  Nanosteel’s  technical  approaches  are  different  -  Integran  uses  plating technology,  a  process  that  is  environmentally unfriendly,  slow,  and  limited  in  scalability.  They have

direct  competitors  Modumetal  and  Xtallic  while   Nanosteel  uses  weld  overlay  technology,  and

specially designed alloys with heat treatments to develop properties- Abakan’s CermaClad™ process offers  40X  the  productivity,  and  does  not  rely  on  tightly  controlled  heat  treatments  or  rare  earth alloying  additions  to  develop  properties-  our  IP  basis  uses  low  cost  domestic  materials  to  refine  the microstructures  and  achieve  the  required  performance/structures.  he  most  effective/scalable,  and efficient  process  will  normally win  the  market,  and  Abakan’s  processes  are  much more  scalable and

productive   than   either   Integran’s   or   Nanosteel’s   approaches.     Abakan/MesoCoat   have   strong

momentum  and  industry-leading  products  and  technologies,  as  recognized  in  multiple,  independent,

peer-reviewed   and   well-respected   competitive   awards   and   recognitions.   Note   that   independent

research  firm  Lux  Research recently  moved MesoCoat/Abakan  to  the  "Dominant  Quadrant"  in  the

protective  coatings  industry,  a  rating  much  higher  than  several  of  our  competitors  and  established

companies.   Lux   researchers   positioned   specialists   in   novel   coating   materials,   manufacturing

methods,  and  deposition  processes  on  the  Lux  Innovation  Grid  based  on  their  Technical  Value  and

Business Execution – companies that are strong on both axes reach the “Dominant” quadrant.

The  second  advantage  claimed  by  management  relates  to  two  technology  licenses  with  third parties. First and foremost, Abakan has an exclusive agreement to purchase plasma arc lamps from  Mattson  Technologies.  These  arc  lamps  provide  a  more  efficient  and  stronger  metallic curing  process.  First  of  all,  the  high-power  plasma  arc  lamp  was  invented  by  Voric  Industries

(not Mattson) -

19) Vortek  (not  Voric)  invented  the  lamp  system  for  which  we  are  licensed  to  use,  however  Mattson bought  100%  of  Vortek  in  2004.  Therefore,  our  exclusive  agreement  with  Mattson  is  a  positive development.  Abakan  recognizes  that  the  Vortek  Lamp  system  could  be  replicated  through  reverse engineering  that  might  benefit  competitors  despite  patent  protection  it  also  recognizes  that  such replication  would  require  years  of  development  and  millions  of  dollars  of  investment.  The  same predicament  can  be  experienced  by  almost  any  patented  technology  in  the  commercial  markets today.

Also,  this  agreement  can  be  voided  if  Abakan  does  not  meet  fairly  steep  minimum  purchase requirements including a $2M fee.

20) Indeed,  any  agreement  might  be  voided  if  the  terms  and  conditions  are  not  met.  However,  how  one reaches  the  conclusion  that  a  given  fee  is  excessive  within  the  context  of  a  given  business  model  or

whether   minimum   purchase   requirements   are   excessive   cannot   be   determined   without   an

understanding  of  the  value  proposition  connected  to  Abakan’s  technology.   Mr.  Schneider  has  not

demonstrated that he has any understanding of  what  Abakan has behind it and what it has in front of

it. He  appears to know nothing of how/why Abakan’s agreements were valued, timed, etc. Certainly,

he  is  in  no  position  to  determine  the  terms  and  conditions  of  those  agreements  that  were  formed  to propel Abakan forward.

Abakan also pays IP licensing and royalty fees to UT-Battelle labs for two patents

21) Royalty fees  and  IP  licensing to  National Laboratories  are  almost always  very low.  Costs  associated with  such  fees  seldom  determine  the  commercial  success  of  any  given  licensee.  Abakan  is  in  like

position   and   is   only   slightly   impacted   by   fees   associated   with   the   licensing   of   proprietary

technology.

The  most  relevant  development  for  Abakan  was  its  ability  to  leverage  the  customized  plasma arc  lamp  benefits  into  a  Cooperation  Agreement  with  Petrobras.  This  is  still  early  days,  as  the

Abakan's  MesoCoat  subsidiary  must  carry  out  qualification  tests  for  development  of  cladding materials  on  internal  and  external  surfaces  of  pipes  for  an  18-month  period  that  started  in

2011.    We    still    have    no    definitive    feedback    from    management.    So,    the    Petrobras

announcement is very preliminary.

22) MesoCoat’s  agreement  with  Petrobras  requires  that  Petrobras  pay  MesoCoat  on  a  schedule  that corresponds  to  MesoCoat  hitting  multiple  milestones.  Petrobras  has  made  the  first  three  payments with  only  the  final  payment  left  to  be  made.  Abakan  will  be  certain  to  announce  MesoCoat’s fulfillment of the agreement when the final milestone is reached.

The other potential customer announcements are even less consequential.

23) Apart   from   the   Petrobras   announcement   we   have   made   the   announcement   about   Powdermet

partnering  with  Oshkosh  Corp  and  Eck  Industries,  and  MesoCoat  securing  a  supply  contract  for

PComP™  coating  materials.  Apart  from  these  two  announcements,  Abakan  has  been  very  cautious about  releasing  information  about  its  customers.  MesoCoat  currently has  a  customer  prospect  list  of more than 50 companies serving the Oil and Gas, Mining, Aerospace and Defense, Heavy Industries,

and  other  industries  the  great  majority  of  whom  approached  MesoCoat.  Most  of  these  are  large multi-billion  dollar  corporations  that  have  tested  our  products,  or  are  currently  testing  our  products,

or have committed to test our products in the near future.

Why  downplay  Petrobras  and  other  news  releases?  One  issue  is  that  the  company  has  to raise  enormous  amounts  of  dilutive  capital  in  order  to  set  up  manufacturing,  and  deliver claimed product capabilities under high-volume manufacturing (HVM).

24) One  of  the  most  promising  and  fortunate  things  about  Abakan  and  it’s  subsidiaries  is  that  the  costs for  building  plants  versus  the  revenues  that  these  plants  can  potentially  generate  is  very  attractive,

therefore  the  dilution  is  likely  to  be  minimal  as  some  amount  of  debt  financing  is  also  a  practical alternative to equity.

But  with  only  37  employees,  almost  all  lacking  in  manufacturing  experience,  it  will  be  very challenging for Abakan to transition to HVM.

25) Abakan  recognizes  that  to  jump  from  being  just  an  R&D  company  to  being  both  a  technology company and a manufacturing company is a serious challenge. Fortunately, Abakan has onboard two production  managers:  Mario  Medanic  and  Curtis  Glasgow,  who  each  have  20+  years  experience  as managers  in  positions  that  are  similar  to  the  jobs  they  have  today.  Abakan  will  build  on  these managers  in  place  and  is  confident  of  making  a  successful  transition.  Abakan’s  website  displays  the bios and job histories of Mr. Medanic and Mr. Glasgow.

Secondly,  competition  will  easily  blow  Abakan  out  of  the  water.  In  its  main  metal  cladding sector,  market  leader  JSW  Steel  is  part  of  $15B  conglomerate  focused  on  steel,  energy  and materials.  JSW  is  vertically  integrated  with  such  a  tremendous  cost  advantage  that  it  will  be nearly impossible for MesoCoat to compete.

26) The  comparison  of  JSW  Steel  with  MesoCoat  as  a  competitor  would  seem  like  a  compliment  to  a development stage company.  However, the comparison is not valid. JSW Steel was founded in 1907,

and  is  seasoned  producer  that  relies  on  traditional  technologies  rather  than  a  development  stage company relying on  emerging technology.  JSW’s  does  not  have  any products  that  can  compete  with

Abakan’s.   Any  assumption   as   to   cost  of   goods   advantages   should   not   be   accepted   based   on

integrated  pricing.  Rather,  any  assumptions  as  to  cost  of  goods  must  also  consider  the  processes involved  in  creating  the  products.  Integrated  cost  of  materials  advantages  do  not  always  trump superior  processes.  Abakan  brings  a  new  reality  to  the  industry  and  should  not  be  compared  to  the old.

Abakan's   other   subsidiary,   Powdermet,   competes   against   a   plethora   of   metal   composite

material  companies,  with  no  barriers  to  entry,  selling  small  amounts   of  these  composite

materials  for  limited  revenues.  Thus,  Abakan  is  trying  to  enter  a  very  competitive,  low  margin business.

27) Powdermet   does   indeed   compete   against   a   plethora   of   metal   composite   materials   companies.

However,  the  expectation  is  that  Powdermet  will  utilize  its  proprietary  technology  to  create  an immediate barrier to entry by offering better products with good margins at competitive prices

Let's  give  Abakan  the  benefit  of  the  doubt  and  assume  the  super-optimistic,  albeit  highly unlikely,  scenario  that  Abakan  trumps  its  multi-billion  dollar  nemesis  and  other  peers,  passes the  Petrobras  trials  as  well  as  an  Alberta  pipeline  project,  and  somehow  raises  tens  of  millions of  dollars  and  acquires  the  HVM  expertise  to  actually  deliver  the  product.  Let's  assume  that

Abakan  obtains  20%  of  this  $2B  oil  &  gas  industry  metal  cladding  opportunity,  equating  to

$400M  in  revenues.  Realistically,  it  will  take  Abakan  five  to  ten  years  to  reach  this  level  (NB:

the  agreement  with  Mattson  expires  in  2017,  but  we  will  ignore  that  for  now,  and  let's  assume

five  years   to  reach   $400M   instead   of   ten).   Using   the  closest   peer,   market-leader  JSW,

provides  us  a  net  margin  of  4%,  and  a  P/E  of  12x.  We  would  also  assume  30%  equity  dilution to  raise  capital  and  a  15%  annual  discount  rate.  Thus,  the  net  present  value  of  Abakan  under this  one-out-of-a-hundred  scenario  is  $73M,  41%  of  ABKI's  current  fully-diluted  market  cap  of

$177M. And this is the longshot rosy scenario. The most likely scenario is that ABKI will end up close to zero.

28) Any  comparison  of   Abakan  to  Japan  Steel  Works  “JSW”  is  fatally  flawed.     JSW  is  a  $15B

conglomerate,   therefore    a    mature    steel    company   and    Abakan    is    a    multi-award    winning

nanotechnology  company  that  has  just  started  to  commercialize  some  of  its  product  lines.  The comparison  does  not  exist.  Nonetheless,  Mr.  Schneider  assumes  that  Abakan’s  net  margin  will  be

4%  and  that  its  PE  will  be  12,  just  like  JSW’s.  Abakan  expects  to  have  much  better  product(s)  that will  sell  into  multi-billion  dollar  markets  that  cost  it  less  money  to  produce,  so  much  lower  that

Abakan  expect  to  sell  MesoCoat’s  CRA  product  at  a  significantly  lower  price  than  its  competitors inferior products.

ABKI  is  currently  trading  at  $2.30.  The  company  recently  raised  money  at  $1.25  per  share  at the  end  of  March  2012,  before  hiring  promoters  (see  February  29,  2012  10-Q,  Note  15)  to pump the stock  up to as high as $2.75.

29) Abakan raised money at $1.60 per share in May.

Technically, ABKI looks vulnerable with the pump scheme wearing off, and the lock-up expiring soon on the cheap $1.25 shares.

30) Mr.  Schneider  implies  that  a  public  company  hiring,  what  he  calls  “promoters”,  is  somehow  an inappropriate  act.  Most  public  companies  hire  IR  people,  so  has  Abakan.  The  people  Abakan  has hired  are  not,  as  he  has  implied,  there  to  hurt  investors  by pumping  the  stock  up,  and  even  a  novice can  see  that  Abakan  does  not  trade  like  a  stock  involved  in  a  “Pump  and  Dump”  scheme.  We  note that Mr. Schneider called the shares issued by Abakan at $1.25 as “cheap shares”, hardly a dump.

Here are some facts:

A.  High  end  expensive  cladding  is  in  such  high  demand  that  the  world’s  biggest  low  end  coating company told  Abakan  that  many multi-billion+  dollar  oil  and  gas  developments  are  going  to  be  held  up because of the cladding portion.

B. The engineers for multiple oil super majors call the cladding that they are using “crap”, they are using it to the tune of billions of dollars but they “hate” it. That is their words.

C. People who have been in the pipe and pipe coating business for more than 20 years have said that our lab  results  are  so  impressive  that  that  may  be  the  reason  that  our  competition  are  sitting  on  their  hands instead of building capacity to meet the large projected growth in the cladding market.

Shorting  does  have  redeeming  qualities.  It  is  often  said  that  it  helps  keep  a  company’s  share  price honest.  A company is forced to get its story out precisely and factually or suffer the consequences.

Indeed,   one   would   expect   numerous   competitors   in   an   emerging   field   taking   advantage   of   such

revolutionary  and  disruptive  capability  as  nanotechnology.  Integran  and  Nanosteel  are,  among  several

others,  using  different  technology  platforms/approaches  to  exploit  nano-science.   Note  that  worldwide

investment  in  nanotechnology has  been  over  $40B,  and  the  leading  experts  all  agree  that  it  represents  a

major technology shift of the coming decades.   Those companies who figure out how to extract practical

value from nanotechnology and are able to capitalize on this technology early will come to dominate the field.  Abakan/MesoCoat  has  a  strong  momentum  and  new  industry-leading  products  and  technologies,

as   recognized   in   multiple,   independent,  peer-reviewed   and   well-respected  competitive   awards  and

accolades all of which are presented on our website.